Second Quarter 2024 Results August 7, 2024

2 Non-GAAP financial measures and forward-looking statements Non-GAAP financial measures We provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this presentation. The non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); free cash flow and free cash flow as a percentage of adjusted EBITDA (“free cash flow conversion”); adjusted free cash flow and adjusted free cash flow as a percentage of adjusted EBITDA (“adjusted free cash flow conversion”); net debt, gross leverage and net leverage; and adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”). We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance. We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business. We believe that free cash flow, free cash flow conversion, adjusted free cash flow and adjusted free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value, and may assist investors with assessing trends in our underlying business. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We define adjusted free cash flow as free cash flow less cash paid for transaction, integration, restructuring and other costs. We believe that net debt, gross leverage and net leverage are important measures of our overall liquidity position. Net debt is calculated by removing cash and cash equivalents from the principal balance of our total debt. Gross leverage is calculated as the principal balance of our total debt as a ratio of trailing twelve months adjusted EBITDA. Net leverage is calculated as net debt as a ratio of trailing twelve months adjusted EBITDA. With respect to our financial outlook for the third quarter of 2024 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking statements This presentation includes forward-looking statements, including statements relating to our outlook and 2024 assumptions. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan,“ "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: potential delays in consummating the potential transaction to acquire Coyote Logistics; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the potential transaction; the effect of the pendency or completion of the potential transaction on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3 Q2 2024 highlights 1 Strong execution in a prolonged soft freight market 2 Solid Brokerage profitability and robust LTL volume growth 3 Momentum in Managed Transportation pipeline 4 Last Mile stops grew at the fastest rate in nearly two years 5 Strategic technology and growth investments

4 Second-quarter financial and operating results Strong execution in a prolonged soft freight market Adjusted EBITDA and margin %1 Brokerage y/y volume growth $179M $177M $100 $110 $120 $130 $140 $150 $160 $170 $180 $190 $200 Q2 23 Q2 24 19.0%18.6% Gross margin $ and % 1 See the “Non-GAAP financial measures” section. $38M $28M 540.00% 545.00% 550.00% 555.00% 560.00% 565.00% 570.00% 575.00% 580.00% 585.00% 590.00% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q2 23 Q2 24 3.0% 3.9%

Diversified portfolio; momentum across all lines of business

Brokerage

- Volume growth of 4% y/y
  - LTL volume growth of 40% y/y
  - Full truckload volume decline of 2% y/y
- Solid profitability; gross margin of 14.7%

Complementary services

- Managed Trans. synergy volumes up y/y
- Managed Trans. awarded >$200M of FUM in Q2; sales pipeline >$1.6B in new FUM
- Last Mile stops +7% y/y; highest growth in ~2 years
- Gross margin 23.0%; +170 bps y/y

Revenue by service offering



16%
56%
27%
Truck Brokerage
Last Mile
Managed Transportation

Excludes impact of eliminations.
Numbers may not add up to 100% due to rounding.

RXO

5

6 Continuing to invest in the future Growth and productivity investments 1 Brokerage headcount defined as customer and carrier representatives. Multiple technology enhancements to the RXO platform • Strengthened cross-border freight tracking and visibility • Enhanced AI pricing algorithm capabilities • Increased fraud and theft protection measures Continue to invest in other modes of transportation • Expanded LTL automation capabilities across the order lifecycle – Integration with Shiplify to reduce LTL variances – Enhancements to drive billing accuracy and time to bill Remain staffed for growth while driving productivity gains • Rolling twelve-month loads per person per day increased over 18% y/y1 • Process automation driving increased workforce productivity 97% Q2 loads created or covered digitally 75% 7-day carrier retention

7 Q2 2024 adjusted EPS bridge Earnings per share Q2-24 Q2-23 GAAP diluted EPS $(0.06) $ 0.03 Amortization of intangible assets 0.03 0.03 Transaction, integration and restructuring costs 0.09 0.05 Income tax associated with adjustments above1 (0.03) (0.03) Adjusted diluted EPS2 $0.03 $ 0.08 RXO reported Q2 2024 adjusted diluted EPS of $0.03 1 The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. 2 See the “Non-GAAP financial measures” section.

8 Trailing six-month cash walks Note: In millions. 1 Adjusted EBITDA and adjusted FCF are non-GAAP financial measures. 2 Adjusted EBITDA excludes certain NEO spin-related stock-based compensation. Adj. free cash flow impacted by lower levels of profitability at this stage of the freight cycle Adjusted free cash flow Cash balance1

9 Q2 capital structure snapshot Capital structure (millions) Q2 2024 Notes due 2027 $ 355 Revolver 18 Finance leases, asset financing, ST debt & other 35 Total debt, principal balance & other $ 408 Less: cash 7 Net debt1 $ 401 Committed liquidity (millions) Q2 2024 Cash $ 7 Revolver 582 Total capacity $ 589 1 See the “Non-GAAP financial measures” section. 2 See appendix for calculations of gross and net leverage. • RXO continues to have a strong liquidity position • LTM leverage increased as RXO cycled through higher adj. EBITDA quarters 3.3x 3.2x Leverage1,2

10 -14% -16% -13% -10% -8% 21% 41% 49% 45% 18% 11% 12% 7% -10% -23% -32% -33% -26% -20% -15% -7% Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Rev / Load (% △ y/y) Brokerage GM % Historical y/y brokerage revenue per load and gross margin trends Change in revenue per load improved for the fourth consecutive quarter • Q2 y/y revenue per load decline moderated ~800 bps when compared to Q1 – Fourth consecutive quarter of y/y improvement – TL rev/load inflected positive y/y in month of June – Expect another y/y improvement in Q3 2024 • Revenue per load declined low-single digit % y/y when adjusted for length of haul, mix and change in fuel prices – Low-single digit % decline improved vs. last quarter 2019 2020 2021 2022 2023 2024 + ~800 bps

11 Q2 monthly Brokerage gross margin trends Bid season strategy resulted in solid gross margin for the quarter despite market tightening Seasonal market tightness as the quarter progressed • Roadcheck and produce season led to tighter market conditions • Load-to-truck ratio and industry-wide tender rejections moved higher • Limited spot opportunities • Ongoing excess TL capacity, but net carrier exits continued • Expect Brokerage gross margin to improve throughout the third quarter RXO-specific actions • Bid season strategy focused on reliably servicing customers and honoring rates while anticipating a recovery • Continue to procure capacity effectively, leveraging proprietary technology and pricing algorithms Monthly gross profit and margin trends

12 Historical full truckload volume and gross profit per load trends RXO’s Brokerage gross profit per load increased modestly from the first quarter

13 Historical LTL volume and gross profit per load trends LTL growing rapidly with stable gross profit per load

Q3 2024 outlook and FY 2024 modeling assumptions[1]

Q3 2024 outlook

- Companywide adjusted EBITDA[2]: $28M-$34M
- Brokerage volume down low-to-mid single digit % year-over-year
  - LTL: up 10%-20%
  - Full truckload: down high-single to low-double digit %
- Brokerage gross margin: 13%-15%

FY 2024 modeling assumptions

- Capital expenditures: $40M-$50M
- Depreciation: $56M-$58M, Amortization of intangibles: ~$12M
- Stock-based compensation: $24M-$26M
- Restructuring + transaction & integration expenses: $20M-$25M
- Net interest expense: $31M-$33M
- Adjusted effective tax rate: ~30%
- Diluted weighted-average shares outstanding: ~120M

RXO

[1] RXO standalone, excludes the impact of the pending acquisition of Coyote Logistics.
[2] See the "Non-GAAP financial measures" section.

14

15 Key investment highlights 1 Large addressable market with secular tailwinds 2 Track record of above-market growth and high profitability 3 Proprietary technology drives productivity, volume and margin expansion 4 Long-term relationships with blue-chip customers 5 Market-leading platform with complementary transportation solutions 6 Tiered approach to sales drives multi-faceted growth opportunities 7 Diverse exposure across attractive end markets 8 Experienced and proven leadership team

16 Appendix

17 Financial reconciliations 1 See the “Non-GAAP financial measures” section. 2 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. 3 Trailing twelve months ended June 30, 2024 is calculated as the six months ended June 30, 2024 plus the twelve months ended December 31, 2023 less the six months ended June 30, 2023. Reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA margin Twelve Months Ended June 30, Year Ended December 31, (Dollars in millions) 2024 2023 2024 2023 2024 3 2023 Net income (loss) (7)$ 3$ (22)$ 3$ (21)$ 4$ Interest expense, net 8 8 16 16 32 32 Income tax provision (benefit) (1) 3 (7) - (7) - Depreciation and amortization expense 17 18 33 36 64 67 Transaction and integration costs 7 4 8 10 10 12 Restructuring and other costs 4 2 15 10 22 17 Adjusted EBITDA 1 28$ 38$ 43$ 75$ 100$ 132$ Revenue 930$ 963$ 1,843$ 1,973$ 3,797 3,927 Adjusted EBITDA margin 1, 2 3.0% 3.9% 2.3% 3.8% 2.6% 3.4% Three Months Ended June 30, Six Months Ended June 30,

18 Financial reconciliations (cont.) 1 The tax impact of non-GAAP adjustments represents the tax expense calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. 2 See the "Non-GAAP financial measures" section. (Dollars in millions, shares in thousands, except per share amounts) 2024 2023 2024 2023 Net income (loss) (7)$ 3$ (22)$ 3$ Amortization of intangible assets 3 3 6 6 Transaction and integration costs 7 4 8 10 Restructuring and other costs 4 2 15 10 Income tax associated with the adjustments above 1 (3) (2) (7) (6) Adjusted net income (loss) 2 4$ 10$ -$ 23$ Adjusted diluted earnings (loss) per share 2 0.03$ 0.08$ -$ 0.19$ Weighted-average common shares outstanding Diluted weighted-average common shares outstanding 119,837 119,457 117,398 119,414 Reconciliation of net income (loss) to adjusted net income (loss) and adjusted diluted earnings (loss) per share Six Months Ended June 30,Three Months Ended June 30,

19 1 See the “Non-GAAP financial measures” section. 2 Includes the cash component of these line items. 3 Adjusted EBITDA for all periods presented is reconciled above. 4 Free cash flow conversion from adjusted EBITDA is calculated as free cash flow divided by adjusted EBITDA. 5 Adjusted free cash flow conversion from adjusted EBITDA is calculated as adjusted free cash flow divided by adjusted EBITDA. Financial reconciliations (cont.) (Dollars in millions) 2024 2023 Net cash provided by operating activities 2$ 66$ Payment for purchases of property and equipment (22) (28) Free cash flow 1 (20)$ 38$ Transaction and integration costs 2 - 5 Restructuring and other costs 2 12 8 Adjusted free cash flow 1 (8)$ 51$ Adjusted EBITDA 1, 3 43$ 75$ Free cash flow conversion from adjusted EBITDA 1, 4 -46.5% 50.7% Adjusted free cash flow conversion from adjusted EBITDA 1, 5 -18.6% 68.0% Six Months Ended June 30, Reconciliation of cash flows from operating activities to free cash flow and adjusted free cash flow

Financial reconciliations (cont.)

Calculation of gross margin and gross margin as a percentage of revenue

(Dollars in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenue				
Truck brokerage	$ 543	$ 557	$ 1,107	$ 1,157
Complementary services [1]	421	437	805	874
Eliminations	(34)	(31)	(69)	(58)
Revenue	$ 930	$ 963	$ 1,843	$ 1,973
Cost of transportation and services (exclusive of depreciation and amortization)				
Truck brokerage	$ 462	$ 471	$ 946	$ 973
Complementary services [1]	272	283	522	567
Eliminations	(34)	(31)	(69)	(58)
Cost of transportation and services (exclusive of depreciation and amortization)	$ 700	$ 723	$ 1,399	$ 1,482
Direct operating expense (exclusive of depreciation and amortization)				
Truck brokerage	$ -	$ -	$ -	$ -
Complementary services [1]	50	59	103	120
Direct operating expense (exclusive of depreciation and amortization)	$ 50	$ 59	$ 103	$ 120
Direct depreciation and amortization expense				
Truck brokerage	$ 1	$ -	$ 1	$ -
Complementary services [1]	2	2	4	3
Direct depreciation and amortization expense	$ 3	$ 2	$ 5	$ 3
Gross margin				
Truck brokerage	$ 80	$ 86	$ 160	$ 184
Complementary services [1]	97	93	176	184
Gross margin	$ 177	$ 179	$ 336	$ 368
Gross margin as a percentage of revenue				
Truck brokerage	14.7%	15.4%	14.5%	15.9%
Complementary services [1]	23.0%	21.3%	21.9%	21.1%
Gross margin as a percentage of revenue	19.0%	18.6%	18.2%	18.7%

[1] Complementary services include Last Mile and Managed Transportation services.

RXO

20

21 Financial reconciliations (cont.) 1 See the “Non-GAAP financial measures” section. 2 See reconciliation of net income (loss) to adjusted EBITDA. 3 Represents stock compensation expense and other non-recurring items included in sales, general and administrative expense. June 30, (Dollars in millions) 2024 Reconciliation of bank adjusted EBITDA   Adjusted EBITDA 1, 2 for the trailing twelve months ended June 30, 2024 100$ Adjustments per credit agreement 3 for the trailing twelve months ended June 30, 2024 24 Bank adjusted EBITDA 124$ Calculation of gross leverage Total debt, principal balance and other 408$ Bank adjusted EBITDA 124 Gross leverage 1 3.3x Calculation of net leverage Net debt 1 401$ Bank adjusted EBITDA 124 Net leverage 1 3.2x Reconciliation of bank adjusted EBITDA; Calculation of gross leverage and net leverage